EXHIBIT 23.2

Consent of Grant Thornton, LLP

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated September 1, 2006 accompanying the consolidated financial statements included in the Annual Report of Kentucky First Federal Bancorp  on Form 10-K for the year ending June 30, 2007.  We hereby consent to the incorporation by reference of said report in the Registration Statement of Kentucky First Federal Bancorp on Form S-8 (File No. 333-130243, effective December 9, 2005).

/s/ Grant Thornton LLP

Cincinnati, Ohio
September 28, 2007